As filed with the Securities and Exchange Commission on June 1, 2001
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                   ICOA, INC.
             (Exact name of registrant as specified in its charter)

Nevada                                                       87-0403239
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

111 Airport Road, Warwick, RI                                02889
(Address of Principal Executive Offices)                     (Zip Code)

                             2000 STOCK OPTION PLAN
                            (Full title of the plan)

                              George Strathopoulos
                      Chief Executive Officer and President
                                   ICOA, Inc.
                                111 Airport Road
                           Warwick, Rhode Island 02889
                     (Name and address of agent for service)

                                 (401) 739-9205
          (Telephone number, including area code, of agent for service)

                                 with a copy to:
                              Melvin Weinberg, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE


                                                             PROPOSED            PROPOSED
TITLE OF                                                     MAXIMUM             MAXIMUM
EACH CLASS                              AMOUNT               OFFERING            AGGREGATE         AMOUNT OF
OF SECURITIES                           TO BE                PRICE PER           OFFERING          REGISTRATION
TO BE REGISTERED                        REGISTERED(1)        SHARE               PRICE             FEE

-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par  value          7,500,000            $0.04(2)            $300,000(2)       $75.00(2)
per share
-------------------------------------------------------------------------------------------------------------------
(1)   Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the
      2000 Stock Option Plan.

(2) The price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c); based on the average of the high and low prices for the Common Stock as reported on the OTC Bulletin Board on May 25, 2001.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents heretofore filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

                  (a) The Company's registration statement on Form SB-2/A filed with the Commission on April 4, 2001;

                  (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2001; and

                  (c) The description of the Company's Common Stock contained in the registrant's Registration Statement on Form SB-2 filed with the SEC on November 30, 2000, as amended.

                  All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Nevada Revised Statutes Section 78.7502 and 78.751, our articles of incorporation and bylaws provide us with the power to indemnify any of our directors, officers, employees or agents. The director, officer, employ or agent must have conducted himself in good faith and reasonably believe that his conduct was in, or not opposed to our best interests. In a criminal action the director, officer, employee or agent must not have had a reasonable cause to believe his conduct was unlawful. Advances for expenses may be made if the director affirms in writing that he believes he has met the standards and that he will personally repay the expense if it is determined he did not meet the standards.

         We will not indemnify a director or officer adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding.

         We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. In addition, effective December 1, 2000, we are covered by an insurance policy with Chubb Insurance in the amount of $1,000,000 with respect to potential liabilities of our directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered for resale, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.


ITEM 8.    EXHIBITS.

      NUMBER                                    DESCRIPTION OF EXHIBIT
      ------                                    ----------------------

      3.1 (1)      Articles of Incorporation of ICOA, Inc.

      3.2 (1)      Articles of Amendment to the Articles of Incorporation of ICOA, Inc., dated March 14, 1985

      3.3 (1)      Articles of Amendment to the Articles of Incorporation of ICOA, Inc., dated August 25, 2000

      3.4 (1)      By-laws of ICOA, Inc., as amended

      5.1 (2)      Opinion of Jenkens & Gilchrist Parker Chapin LLP

     23.1 (2)      Consent of Feldman Sherb & Co., P.C.

     23.2 (2)      Consent of Jenkens & Gilchrist Parker Chapin LLP (included in exhibit 5.1 hereto)

     24.1 (2)      Power of Attorney (included in signature page)

     99.1 (2)      2000 Stock Option Plan of the Company

---------------------

(1) Incorporated by reference to the Company's registration statement on Form SB-2 (Registration No. 333-51028) filed with the Commission November 30, 2000, as amended.
(2)      Filed herewith

ITEM 9. UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island, on the 1st day of June, 2001.

                              ICOA, INC.


                              By: /s/ George Strouthopoulos
                                 -----------------------------------------------
                                  George Strouthopoulos,
                                  President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Strouthopoulos and Erwin Vahlsing, Jr. and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 1st day of June, 2001.

         Signature                                  Title
         ---------                                  -----

/s/ George Strouthopoulos              Chief Executive Officer, President
-------------------------------        and Director
George Strouthopoulos



/s/ Erwin Vahlsing                     Chief Financial Officer,
-------------------------------        Treasurer, Secretary and Director
Erwin Vahlsing, Jr.

                                  EXHIBIT INDEX

      NUMBER                                    DESCRIPTION OF EXHIBIT
      ------                                    ----------------------

      3.1 (1)      Articles of Incorporation of ICOA, Inc.

      3.2 (1)      Articles of Amendment to the Articles of Incorporation of ICOA, Inc., dated March 14, 1985

      3.3 (1)      Articles of Amendment to the Articles of Incorporation of ICOA, Inc., dated August 25, 2000

      3.4 (1)      By-laws of ICOA, Inc., as amended

      5.1 (2)      Opinion of Jenkens & Gilchrist Parker Chapin LLP

     23.1 (2)      Consent of Feldman Sherb & Co., P.C.

     23.2 (2)      Consent of Jenkens & Gilchrist Parker Chapin LLP (included in exhibit 5.1 hereto)

     24.1 (2)      Power of Attorney (included in signature page)

     99.1 (2)      2000 Stock Option Plan of the Company

---------------------

(1) Incorporated by reference to the Company's registration statement on Form SB-2 (Registration No. 333-51028) filed with the Commission November 30, 2000, as amended.
(2)      Filed herewith